Exhibit 5
HUNTON & WILLIAMS LLP
POST OFFICE BOX 109
RALEIGH, NORTH CAROLINA 27602
TEL     919 • 899 • 3000
FAX    919 • 833 • 6352
June 18, 2008
Florida Power Corporation
d/b/a Progress Energy Florida, Inc.
299 First Avenue North
St. Petersburg, Florida 33701
     Re: Registration Statement on Form S-3 (No. 333-148040)
Ladies and Gentlemen:
     We have acted as counsel to Florida Power Corporation d/b/a Progress Energy Florida, Inc. (the “Company”) in connection with the above-referenced Registration Statement on Form S-3 (Registration Statement No. 333-148040 (the “Registration Statement”)), as amended, filed with the Securities and Exchange Commission (the “Commission”), under the Securities Act of 1933, as amended (the “Act”), relating to, among other things, $500,000,000 aggregate principal amount of the Company’s First Mortgage Bonds, 5.65% Series due 2018 and $1,000,000,000 aggregate principal amount of the Company’s First Mortgage Bonds, 6.40% Series due 2038 (the “Bonds”). The Bonds have been issued under an Indenture, dated as of January 1, 1944, with The Bank of New York, as successor Trustee, as heretofore supplemented and as further supplemented by the Forty-Eighth Supplemental Indenture dated as of June 1, 2008 (collectively, the “Mortgage”).
     In connection with the foregoing, we have examined the (i) Registration Statement; (ii) the Mortgage; (iii) a certificate of the Assistant Secretary of the Company, to which are attached: (A) the Bylaws of the Company and (B) resolutions of the Company with respect to the subject transactions; (iv) a good standing certificate of the Company issued by the Secretary of State of the State of Florida on June 10, 2008; and (v) a copy of the Articles of Incorporation of the Company certified by the Secretary of State of the State of Florida as of June 12, 2008. We note that neither the Mortgage nor the form of the Bonds contains a provision specifying the law by which it is to be governed. For purposes of the opinion below, we have assumed that the Mortgage and the Bonds will be governed by the laws of the State of Florida exclusively.
     For purposes of the opinions expressed below, we have assumed (i) the authenticity of all documents submitted to us as originals, (ii) the conformity to the originals of all documents submitted as certified or photostatic copies and the authenticity of the originals thereof, (iii) the legal capacity of natural persons, (iv) the genuineness of signatures and (v) the due authorization, execution and delivery of all documents by all parties and the validity, binding effect and

Exhibit 5
enforceability thereof (other than the authorization, execution and delivery of documents by the Company and the validity, binding effect and enforceability thereof upon the Company).
     As to factual matters, we have relied upon representations included in the Mortgage, upon certificates of officers of the Company, and upon certificates of public officials.
     Based upon the foregoing and such other information and documents as we have considered necessary for the purposes hereof, we are of the opinion that the Bonds are legal, valid and binding obligations of the Company enforceable in accordance with their terms and the terms of the Mortgage, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally and general principles of equity, whether considered in a proceeding at law or in equity.
     We do not purport to express an opinion on any laws other than those of the State of Florida. The opinion expressed in this letter speaks only as of its date, and nothing should be interpreted or construed to express or imply any opinion concerning the effect of any future events or actions.
     We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement and to the statements with respect to our name under the heading “Legal Matters” in the prospectus forming part of the Registration Statement. In giving the foregoing consent, we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the Act, or the rules and regulations of the Commission thereunder. This opinion may not be furnished or quoted to, or relied upon by, any other person for any purpose, without our prior written consent.
/s/HUNTON & WILLIAMS LLP